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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007, relating to the consolidated financial statements and financial statement schedule of The New York Times Company as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 30, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 26, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm